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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ___________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       JANUARY 14, 2000


                      CORT BUSINESS SERVICES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                      1-14146                 54-1662135
(STATE OR OTHER JURISDICTION         (COMMISSION             (I.R.S. EMPLOYER
     OF INCORPORATION)              FILE NUMBER)           IDENTIFICATION NO.)

11250 WAPLES MILL ROAD, SUITE 500
FAIRFAX, VIRGINIA                                                22033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE             (703) 968-8500
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ITEM 5.   OTHER EVENTS

     On January 14, 2000, CORT Business Services Corporation, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Wesco Financial Corporation, a Delaware corporation, Wesco Holdings Midwest, Inc., a Nebraska corporation, and C Acquisition Corp., a Delaware corporation.

     Pursuant to the Merger Agreement, C Acquisition Corp., a wholly owned subsidiary of Wesco Holdings Midwest, Inc., will offer to purchase, through a cash tender offer, all of the outstanding shares of the Company's common stock for $28.00 per share. The cash tender will commence by January 24, 2000 and is not subject to any financing conditions. Following the tender offer, subject to the terms of the Merger Agreement, the Company will merge with C Acquisition Corp. In the merger, the Company's shareholders will receive $28.00 per share in cash for each share of the Company's common stock. The offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the offer at least a majority of outstanding Company shares on a fully-diluted basis, but this condition can be waived by Wesco Holdings Midwest, Inc. under certain circumstances. The offer will expire twenty business days after it is commenced, but it may be extended by Wesco Holdings Midwest, Inc. under certain circumstances. The acquisition is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

     The Board of Directors of the Company unanimously approved the Merger Agreement. Citicorp Venture Capital, Ltd. ("CVC"), which owns approximately 44% of the outstanding Company shares, has agreed, pursuant to a Stockholder Agreement, dated as of January 14, 2000 (the "Stockholder Agreement"), among Wesco Holdings Midwest, Inc., C Acquisition Corp. and CVC, to tender all of its shares and has granted Wesco Holdings Midwest, Inc. an option with respect to such shares exercisable under certain conditions. In addition, pursuant to a Voting Agreement, dated as of January 14, 2000 (the "Voting Agreement"), among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Robert N. Pokelwaldt, the trustee under the voting trust covering such shares has agreed to vote the shares in favor of the merger.

     A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1. A copy of the Agreement and Plan of Merger, dated as of January 14, 2000, among Wesco Financial Corporation, Wesco Holdings Midwest, Inc., C Acquisition Corp. and the Company is attached hereto as Exhibit 2.1. A copy of the Stockholder Agreement dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and CVC is attached hereto as Exhibit 2.2. A copy of the Voting Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Robert N. Pokelwaldt is attached hereto as Exhibit 2.3. The foregoing descriptions of the Merger Agreement, the Stockholder Agreement and the Voting Agreement are qualified in their entirety by reference to the Merger Agreement, Stockholder Agreement and Voting Agreement filed herewith as exhibits.

ITEM 7.   EXHIBITS

*2.1 Agreement and Plan of Merger, dated as of January 14, 2000, by and among Wesco Financial Corporation, Wesco Holdings Midwest, Inc., C Acquisition Corp. and CORT Business Services Corporation.

 2.2 Stockholder Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Citicorp Venture Capital, Ltd.

 2.3 Voting Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Robert N. Pokelwaldt.

 99.1 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on January 14, 2000.

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*  Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. The exhibit contains a list identifying the contents of all schedules and the registrant agrees to furnish supplementally copies of such schedules to the Commission upon request.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CORT BUSINESS SERVICES CORPORATION

                                              /s/  FRANCES ANN ZIEMNIAK
                                              -------------------------
Date:  January 18, 2000                       By: Frances Ann Ziemniak
                                              Executive Vice President and
                                              Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit No.    Description

*2.1 Agreement and Plan of Merger, dated as of January 14, 2000, by and among Wesco Financial Corporation, Wesco Holdings Midwest, Inc., C Acquisition Corp. and CORT Business Services Corporation.

 2.2 Stockholder Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Citicorp
               Venture Capital, Ltd.

 2.3 Voting Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Robert N. Pokelwaldt.

 99.1 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on January 14, 2000.

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*  Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. The exhibit contains a list identifying the contents of all schedules and the registrant agrees to furnish supplementally copies of such schedules to the Commission upon request.